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                                                                    EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 9, 2002


Dear Sir/Madam:

We have read the third and fourth paragraphs of Item 4 included in the Form 8-K dated April 8, 2002, of Oracle Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                       Very truly yours,

                                                       /s/ Arthur Andersen LLP